UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of May 2006 issued on June 29, 2006 appears below.

June 29, 2006

TO: All Stockholders
(Individually Addressed)

SUBJECT:Report for the Month

At the Bank

Advances Averaged $65.2 Billion

In May, advances averaged $65.2 billion, up $2.2 billion from April. Month-end advances totaled $64.8 billion. Significant growth occurred in shorter-term fixed rate advances, which were up $1.3 billion at month-end. Additionally, the Fed Funds Floating Rate Advance increased slightly as members took advantage of the expanded maturity parameters from three months through one year to one month through one year.

To give you more ways to use 1Link, the Home Loan Bank’s secure internet banking system now features Repo Advances. As of June 20, 2006, Repos from 1 week to 11 months can be processed via 1Link. In addition, several enhancements were made to the Repo product, making it a more efficient advance for our member lenders. So, as we pitched in our promotional material, we hope that our members rev up their engines and get ready to speed away with Repos on 1Link.

Should you have any questions on how the Home Loan Bank can help meet your liquidity needs, please contact Jim Gilmore, Senior Vice President, Head of Marketing and Sales, at 212-441-6812 or Adam Goldstein, Vice President, Director of Sales and Marketing, at 212-441-6703.

FHLBoard Elects Two Directors to Fill One Current and One Pending Vacancy

I am delighted to announce that, at the June Board meeting, the Board elected George Strayton, President and Chief Executive Officer, Provident Bank, Montebello, N.Y., as a Director of the Board. Mr. Strayton, who was sworn in on June 15, 2006, is filling the unexpired term of Harry Doherty, who resigned from the Board on May 31, 2006. This term expires on December 31, 2008. Mr. Strayton is a veteran FHLBNY Board member, having previously served from 1994 to 1999.

The Board also elected John M. Scarchilli, President and Chief Executive Officer of FHLBNY member Pioneer Savings Bank, Troy, N.Y., to fill the directorship held by FHLBNY Director Sanford Belden when Mr. Belden’s resignation becomes effective. (Mr. Belden has indicated that he will be retiring from Community Bank, N.A., and our Board effective August 1, 2006.) This term expires on December 31, 2006.

I would like to thank outgoing directors Sandy Belden and Harry Doherty for their hard work and numerous contributions to the Board.

Nominations Period Opening for 2006 Election of Directors of the Home Loan Bank

On July 3, nomination certificates and related information relating to the 2006 Director election process will be mailed to all eligible stockholders in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. One seat from New Jersey, two seats from New York, and one seat from Puerto Rico and the U.S. Virgin Islands are up for election this year. Each of the individuals elected will serve a three-year term starting on January 1, 2007. The deadline to return your nomination certificates to the FHLBNY is 5:00 p.m. on August 3, 2006.

The Home Loan Bank team thanks you for your use of our products and services to expand the availability of mortgage credit, to compete effectively in your market, and to promote strong communities. And we hope each of you has an enjoyable weekend in Celebration of Our Nation’s Birthday.

Sincerely,

Alfred A. DelliBovi
President

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

June 29, 2006	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A